                                                                       (d)(4)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                             MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                             (AS A PERCENTAGE OF AVERAGE NET ASSETS)
--------------------------------------   ---------------------------------------
Brokerage Cash Reserves                                   0.95%
Initial Term Expires August 1, 2006

                                                         CLASSES
                                         ---------------------------------------
                                           A      B      C      I      O      R
                                         ----   ----   ----   ----   ----   ----
ING 130/30 Fundamental Research Fund     1.40%  2.15%  2.15%  1.15%   N/A    N/A
Initial Term Expires October 1, 2007

ING Balanced Fund                        1.23%  1.98%  1.98%  0.98%  1.23%   N/A
Initial Term Expires October 1, 2008

ING Classic Index Plus Fund              0.95%   N/A    N/A    N/A    N/A    N/A
Term Expires October 1, 2006

ING Global Science and Technology Fund   1.75%  2.50%  2.50%  1.50%  1.75%   N/A
Initial Term Expires March 1, 2006

ING Index Plus LargeCap Fund             0.95%  1.70%  1.45%  0.70%  0.95%  1.20%
Initial Term Expires October 1, 2006

ING Index Plus MidCap Fund               1.00%  1.75%  1.50%  0.75%  1.00%  1.25%
Initial Term Expires October 1, 2006

ING Index Plus SmallCap Fund             1.00%  1.75%  1.50%  0.75%  1.00%  1.25%
Initial Term Expires October 1, 2006

ING International Growth Fund            1.60%  2.35%  2.35%  1.35%  1.60%   N/A
Initial Term Expires March 1, 2006

ING Small Company Fund                   1.50%  2.25%  2.25%  1.25%  1.50%   N/A
Initial Term Expires October 1, 2006


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

                                             MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                             (AS A PERCENTAGE OF AVERAGE NET ASSETS)
--------------------------------------   ---------------------------------------
                                                         CLASSES
                                         ---------------------------------------
                                           A      B      C      I      O      R
                                         ----   ----   ----   ----   ----   ----
ING Strategic Allocation Balanced Fund   1.20%  1.95%  1.95%  0.95%  1.20%   N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Growth Fund     1.25%  2.00%  2.00%  1.00%  1.25%   N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Income Fund     1.15%  1.90%  1.90%  0.90%  1.15%   N/A
Initial Term Expires October 1, 2006

                                                                           H. E.
                                                                              HE

Effective Date: January 1, 2007

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


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